UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2015

BFC FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[      ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

BFC Financial Corporation (the “Company”) owns shares of Class A Common Stock and Class B Common Stock of BBX Capital Corporation (“BBX Capital”) representing an approximately 81% equity interest and 90% voting interest in BBX Capital. In order to maintain a greater than 80% equity and voting interest in BBX Capital,  on  September 1, 2015,  the Company’s Board of Directors, including all of the disinterested members of the Board, approved the Company’s entry into Share Exchange Agreements with Alan B. Levan, John E. Abdo, Jarett S. Levan and Seth M. Wise (collectively, the “BBX Capital Executives”) as holders of restricted stock units of BBX Capital’s Class A Common Stock (“BBX Capital RSUs”). Each of the Share Exchange Agreements was subsequently entered into on September 4, 2015.

Pursuant to the Share Exchange Agreements, each BBX Capital Executive granted the Company the option to acquire, simultaneously with the vesting of each BBX Capital RSU, some or all of the shares of BBX Capital’s Class A Common Stock which, absent the Share Exchange Agreement, would (after withholding) actually have been received by the BBX Capital Executive upon the vesting of the BBX Capital RSU.  In connection with the Company’s exercise of an option under each Share Exchange Agreement, the Company has agreed to issue to the applicable BBX Capital Executive shares of the Company’s Common Stock having an aggregate market value equal to the aggregate market value of the shares of BBX Capital’s Class A Common Stock acquired by the Company upon the option exercise, subject to the rounding of fractional shares of the Company’s Common Stock to the nearest whole share.  With respect to each option exercise under the Share Exchange Agreements, the Company will designate which class of its Common Stock will be issued to the BBX Capital Executive.  The market value of the shares of the Company’s Common Stock issued under the Share Exchange Agreements will be based on the closing price of the Company’s Class A Common Stock or Class B Common Stock,  as applicable,  on the trading day immediately preceding the date of closing of the stock acquisition and issuance.  In addition, the market value of BBX Capital’s Class A Common Stock will be based on the closing sales price of BBX Capital’s Class A Common Stock on the trading day immediately preceding the date of closing of the stock acquisition and issuance.  On September 3, 2015, the closing price of the Company’s Class A Common Stock and Class B Common Stock on the OTCQB was $3.10 and $3.16, respectively, and the closing price of BBX Capital’s Class A Common Stock on the New York Stock Exchange was $15.79.    BFC may exercise its option under each Share Exchange Agreement with respect to BBX Capital RSUs, including BBX Capital RSUs which may be granted to each BBX Capital Executive in the future, which vest within five years after the date of the Share Exchange Agreement; provided that each Share Exchange Agreement may be extended upon the mutual written consent of BFC and the BBX Capital Executive.

As of the date of this Current Report on Form 8-K, (i) each of Alan B. Levan and John E. Abdo holds BBX Capital RSUs covering 601,324 shares of BBX Capital’s Class A Common Stock, including, in each case, BBX Capital RSUs which are scheduled to vest on September 30, 2015 and which cover 127,207 shares of BBX Capital’s Class A Common Stock; and (ii) each of Jarett S. Levan and Seth M. Wise holds BBX Capital RSUs covering 300,664 shares of BBX Capital’s Class A Common Stock, including, in each case, BBX Capital RSUs which are scheduled to vest on September 30, 2015 and which cover 63,604 shares of BBX Capital’s Class A Common Stock.

On September 1, 2015, the Company’s Board of Directors, including all of the disinterested members of the Board, approved (i) the exercise in full of the Company’s options with respect to all of the BBX Capital RSUs held by the BBX Capital Executives which are scheduled to vest on September 30, 2015 and which cover a total of 381,622 shares of BBX Capital’s Class A Common Stock, and (ii) the issuance of shares of the Company’s Class B Common Stock in exchange therefor.

Alan B. Levan is the Chairman, Chief Executive Officer and President of the Company and the Chairman and Chief Executive Officer of BBX Capital.  John E. Abdo is the Vice Chairman of each of the Company and BBX Capital.  Alan B. Levan and John E. Abdo beneficially own shares of the Company’s Class A Common Stock and Class B Common Stock which, collectively, represent an approximately 75% voting interest in the Company as of the date of this Current Report on Form 8-K, which does not include any shares which may be issued to them under the Share Exchange Agreements, including any shares of the Company’s Class B Common Stock issuable in connection with option exercises related to the BBX Capital RSUs which are scheduled to vest on September 30, 2015. Jarett S. Levan is the son of Alan B. Levan and is an Executive Vice President and director of the Company and President and a director of BBX Capital.  Seth M. Wise is an Executive Vice President and director of the Company and Executive Vice President of BBX Capital.

The description of the Share Exchange Agreements contained in this Current Report on Form 8-K is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the form of Share Exchange Agreement,  which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1Form of Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: September 4, 2015
By: /s/ Raymond S. Lopez
Raymond S. Lopez,
Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Share Exchange Agreement